                                PROXY

                           AMERICORP, INC.
                          SAVANNAH, GEORGIA

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, AND NOT REVOKED, THE SHARES OF COMMON STOCK IT REPRESENTS WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE CHOICE SPECIFIED BELOW, AND IF NO CHOICE IS SPECIFIED, IT WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER (THE "AMERICORP MERGER AGREEMENT").

     The undersigned shareholder of Americorp, Inc. ("AMERICORP") hereby appoints Joseph W. Evans or J. Thomas Wiley, Jr. or either of them, with full power of substitution to each, the proxies of the undersigned to vote, as designated below, the shares of the undersigned at the Special Meeting of Shareholders of Americorp to be held on __________________, 1996 and at any adjournments thereof:

     (a) PROPOSAL TO APPROVE THE AMERICORP MERGER AGREEMENT, providing for the merger of Americorp with and into Bank Corporation of Georgia, pursuant to which each share of Common Stock of Americorp outstanding on the effective date of the merger (other than those shares of Americorp Common Stock owned by BCG, which will be cancelled) will be exchanged for .084615 shares of common stock of Bank Corporation of Georgia, $1.00 par value per share, and each share of Preferred Stock of Americorp issued and outstanding on the effective date of the merger will be cancelled.

                  FOR [ ]       AGAINST [ ]      ABSTAIN [ ]

     (b) IN ACCORDANCE WITH THEIR BEST JUDGMENT with respect to any other matters which may properly come before the meeting and any adjournment thereof.

Please date and sign this Proxy exactly as your name appears below:

                                         Dated: _______________________, 1996

                                         ____________________________________

                                         ____________________________________

NOTE: When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. In the case of joint tenants, each joint owner must sign.